SECURITIES AND EXCHANGE COMMISSION
                              Washington, D.C. 20549
                             ------------------------

                                    FORM 8-K

                                 Current Report

                 Pursuant to Section 13 or 15(d) of the Securities
                              Exchange Act of 1934

                               September 11, 2002
                  Date of Report (Date of earliest event reported)


                 THE GREAT ATLANTIC & PACIFIC TEA COMPANY, INC.
             (Exact name of registrant as specified in its charter)

         Maryland                            1-4141                13-1890974
(State or other jurisdiction of   (Commission file number)     (I.R.S. Employer
incorporation or organization)                               Identification No.)


                                Two Paragon Drive
                           Montvale, New Jersey  07645
                       (Address of principal executive offices)

                                 (201) 573-9700
                (Registrant's telephone number, including area code)

                                 Not Applicable
             (Former name or former address, if changed since last report)

Item 4. Changes in Registrant's Certifying Accountant.

In late July 2002, The Great Atlantic & Pacific Tea Co., Inc. (the "Company") commenced the process to determine whether the Company should engage a new independent auditor for Fiscal 2002. This process included meetings between management and several prospective firms, reviews by management and the Audit Committee of written proposals, meetings between management and two of the prospective firms and on September 6, 2002, meetings between the Audit Committee and the two prospective firms. At that meeting the Audit Committee unanimously resolved to recommend to the Board of Directors the dismissal of Deloitte & Touche LLP ("D&T") as independent auditors, and the engagement of PricewaterhouseCoopers LLP ("PwC") to serve as the Company's new independent auditors for 2002.

On September 11, 2002, the Board of Directors of the Company, based upon the recommendation of the Company's Audit Committee, dismissed D&T as its independent auditors, and engaged PwC to serve as the Company's new independent auditors for fiscal 2002.

During the Company's two most recent fiscal years, and the subsequent interim period through the date of D&T's dismissal, there were no disagreements between the Company and D&T on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to D&T's satisfaction, would have caused D&T to make reference to the subject matter of the disagreement in connection with its reports.

On September 10, 2002, D&T orally informed management of the Company that a reportable condition exists with respect to the Company's internal controls relating to the timing of the recognition of certain vendor allowances, and on September 12th, D&T informed management that on August 21st it had informed the Chair of the Audit Committee of the same reportable condition. A reportable condition is defined under Generally Accepted Auditing Standards as "matters coming to an auditor's attention that represent significant deficiencies in the design or operation of internal control that could adversely affect the entity's ability to initiate, record, process, and report financial data consistent with the assertions of management in the financial statements". The Company has previously disclosed that it conducted a review that related in part to certain irregularities relating to the timing of recognition of vendor allowances. Such review considered internal control matters relating to vendor allowance accounting. The Company's restatement of its audited financial statements for fiscal 1999 and fiscal 2000, and supplementary unaudited financial information for the first, second and third quarters of fiscal 2001, as included in its annual report on Form 10-K for fiscal 2001, resulted in part from that review. The Company has authorized D&T to respond fully to inquiries of PwC concerning such reportable condition.

D&T's audit reports on the Company's consolidated financial statements for the past two fiscal years did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

The Company has provided D&T with a copy of the foregoing disclosures. A letter from D&T is attached hereto as Exhibit 16.1, indicating its concurrence with the disclosures provided.

During the Company's two most recent fiscal years, and the subsequent interim period through the date of this Report, the Company did not consult PwC with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's consolidated financial statements, or any other matters or reportable events as described in paragraph 304(a)(1)(v) of Regulation S-K.



Item 7. Financial Statements and Exhibits.

(C) Exhibits.
        Exhibit No.                        Description

        16.1 Letter from Deloitte & Touche LLP to the Securities and Exchange Commission.

        99.1                        Press Release, dated September 11, 2002.


                                    SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    THE GREAT ATLANTIC & PACIFIC TEA CO., INC.

Date: September 18, 2002            By:  /s/ Christian Haub
                                         ---------------------
                                         Christian Haub, Chairman and CEO


                                    EXHIBIT INDEX

        Exhibit No.                 Description

        16.1 Letter from Deloitte & Touche, LLP to the Securities and Exchange Commission.

        99.1                        Press Release, dated September 11, 2002.

                                INDEX TO EXHIBITS





Exhibit Number       Description of Document
--------------       -----------------------

16.1                 Letter from Deloitte & Touche LLP dated September 18, 2002.







Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Gentlemen:

We have read and agree with the comments in paragraphs 3, 4, 5 and 6 of Item 4 of Form 8-K of The Great Atlantic & Pacific Tea Co., Inc., dated September 11, 2002, and state that on August 21, 2002 Deloitte & Touche LLP orally informed the Chair of the Audit Committee of the Company of the reportable condition referred to in said paragraph 4. We have no basis to agree or disagree with other statements of the registrant contained therein.


                                                  /s/ Deloitte & Touche LLP
                                                  -------------------------

September 18, 2002
Parsippany, New Jersey





                                                                  Exhibit 99.1

PRESS RELEASE

THE GREAT ATLANTIC & PACIFIC TEA CO., INC. APPOINTS PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT AUDITOR

Montvale, New Jersey, September 11, 2002/-- The Great Atlantic & Pacific Tea Co., Inc. (NYSE:GAP) announced today that, after the completion of a thorough evaluation process, it has appointed PricewaterhouseCoopers LLP as the Company's independent auditor for 2002, replacing Deloitte & Touche LLP.